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Exhibit 11
Computation of Earnings Per Share

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Arvin Industries, Inc.
Computation of Earnings (Loss) Per Share of Common Stock
(amounts in millions except per share amounts)
Unaudited

                                                    1994     1993     1992
-------------------------------------              -----    -----    -----
Primary Earnings Per Share
------------------------------
Income (Loss) from continuing operations          $(17.4)   $37.8    $39.9
Income from discontinued operations,  net of tax     1.1      2.5      0.0
Effect of change in accounting for postretirement
   benefits other than pension                        -        -     (27.6)
Effect of change in accounting for postemployment
   benefits                                           -        -      (5.9)
                                                   -----    -----    -----
Net income (loss)                                  (16.3)    40.3      6.4
Dividends on preferred shares                         -        -      (5.8)
                                                   -----    -----    -----
Net income (loss) to common stock                 $(16.3)   $40.3    $ 0.6
                                                   =====    =====    =====

Average shares of common stock outstanding          22.2     21.9     19.7
Incremental common shares applicable to common
  stock options based on the common stock daily
  average market price during the period             0.2      0.4      0.4
                                                   -----    -----    -----
Average common shares, as adjusted                  22.4     22.3     20.1
                                                   =====    =====    =====

Earnings (Loss) per average share of common stock
  (including common stock equivalents):
Continuing operations                            $ (0.78)  $ 1.70   $ 1.70
Discontinued operations                             0.05     0.11     0.00
Effect of change in accounting for
  postretirement benefits other than pension         -         -     (1.38)
Effect of change in accounting for
  postemployment benefits                            -         -     (0.29)
                                                   -----    -----    -----
                                                 $ (0.73)  $ 1.81   $ 0.03
                                                   =====    =====    =====

Fully Diluted Earnings Per Share:(1)
--------------------------------------
Income (Loss) from continuing operations         $ (17.4)  $ 37.8   $ 39.9
Income from discontinued operations, net of tax      1.1      2.5      0.0
Effect of change in accounting for postretirement
   benefits other than pension                        -        -     (27.6)
Effect of change in accounting for postemployment
   benefits                                           -        -      (5.9)
                                                   -----    -----    -----
Net income (loss)                                  (16.3)    40.3      6.4
Add back 7.5% convertible debentures' interest
   expense, net of tax                               4.5      4.5      1.1
                                                   -----    -----    -----
Net income (loss) to common stock assuming
   full dilution                                 $ (11.8)  $ 44.8   $  7.5
                                                   =====    =====    =====

Average shares of common stock outstanding          22.2     21.9     19.7
Incremental common shares applicable to common
  stock options based on the more dilutive of the
  common stock ending or average market price
  during the period                                  0.2     0.5       0.4
Average common shares issuable assuming
  conversion of 7.5% convertible exchangeable
  preferred shares                                     -       -       2.4
Average common shares issuable assuming
  conversion of 7.5 % convertible subordinated
  debentures                                         3.4     3.4       1.2
                                                   -----    -----    -----
Average common shares assuming full dilution        25.8    25.8      23.7
                                                   =====    =====    =====
Fully diluted earnings (loss) per average
  share assuming conversion of all applicable
  securities:
Continuing operations                            $ (0.50) $ 1.64    $ 1.73
Discontinued operations                             0.04    0.10      0.00
Effect of change in accounting for
  postretirement benefits other than pension          -       -      (1.16)
Effect of change in accounting for
   postemployment benefits                            -       -      (0.25)
                                                   -----    -----    -----
                                                 $ (0.46) $ 1.74    $ 0.32
                                                   =====    =====    =====

1 Fully diluted earnings per share amounts are shown for 1994 and 1992 in accordance with Securities and Exchange Commission requirements although not in accordance with A.P.B. 15 because they result in anti-dilution.
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